Exhibit 99.1

FOR IMMEDIATE RELEASE November 25th, 2019

Sorrento Therapeutics, Inc. Received and Rejected Unsolicited All Cash Acquisition Proposal

SAN DIEGO, November 25, 2019/GlobeNewswire/ -- Sorrento Therapeutics, Inc. (NASDAQ: SRNE, "Sorrento" or the “Company”), confirmed today that on November 23, 2019, it received an unsolicited, non-binding term sheet proposal submitted by two biopharmaceutical companies, to acquire all of the issued and outstanding shares of the Company for between $3.00 and $5.00 per share in cash.

After reviewing the proposal in consultation with its advisors, Sorrento’s Board of Directors (the “Board”) determined that the offer significantly undervalued Sorrento and was not in the best interest of the Company’s stockholders. Accordingly, the Board unanimously rejected the proposal.

The Company is in active late-stage licensing and collaboration discussions with leading biopharmaceutical companies for the Company’s immuno-oncology products, including multiple targets to be deployed within the KOKI DAR-T platform. The Company believes that these pending transactions alone represent potential short- and long-term value creation significantly exceeding the current all cash proposal.

Dr. Henry Ji, Chairman and Chief Executive Officer, said "the Sorrento Board of Directors and management team are committed to serving the best interests of the Company and Sorrento stockholders, and are confident in the Company's strategic direction and our ability to implement it”.

There is no guarantee or certainty that the unsolicited proposal to acquire Sorrento will lead to a recommended firm offer to all stockholders of the Company, or that the Company will complete any pending licensing or collaboration transaction for Sorrento’s immunotherapy platforms.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), antibody-drug conjugates (“ADC”) as well CAR-T and oncolytic virus (“Seprehvir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) RTX and ZTlido®. RTX is completing a phase IB trial in terminal cancer patients. ZTlido® was approved by US FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward looking statements include statements regarding the consideration of the unsolicited acquisition offer received by Sorrento, the Company’s pending licensing and collaboration transactions, and developments of, and prospects for, Sorrento's and its subsidiaries’ and affiliates’ products and technologies. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's, its subsidiaries', affiliates’ and partners’ technologies and prospects; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks related to seeking regulatory approvals and conducting clinical trials; risks of supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its strategies; risks related to Sorrento’s debt obligations; and other matters that are described in Sorrento's Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

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ZTlido® and G-MAB™ are trademarks owned by Scilex Pharmaceuticals Inc. and Sorrento, respectively.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2019 Sorrento Therapeutics, Inc. All Rights Reserved.